Exhibit 10.3
VUZIX CORPORATION
INCENTIVE STOCK OPTION AGREEMENT
     THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of _________, 20_________(the “Date of Grant”) by and between Vuzix Corporation, a Delaware corporation (the “Company”), and [_________] (the “Optionee”).
     In accordance with the provisions of the Company’s 2009 Stock Option Plan (the “Plan”), the Company’s Board of Directors (“Board”) has authorized the execution and delivery of this Agreement on the terms and conditions herein set forth.
     1. Grant. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee an Incentive Stock Option (the “Option”) to purchase an aggregate of [_________] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $[_________] per share (the “Exercise Price”).
     2. Exercise Price. The Exercise Price shall be not less than 100% of the Fair Market Value of the Common Stock as of the Date of Grant, as determined in good faith by the Board, provided that, in the event the Optionee owns more than 10% of the combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (“Ten Percent Shareholder”) at the Date of Grant, then the Exercise Price shall be not less than 110% of the Fair Market Value.
     3. Fair Market Value Limitation. The fair market value (determined as of date of grant) of the shares of Common Stock for which Incentive Stock Options are exercisable for the first time by the Optionee in any calendar year (under the Plan or any other plan that provides for the granting of Incentive Stock Options) may not exceed $100,000.
     4. Exercise. The Option shall vest and become exercisable as follows:
[insert exercise schedule]
The Option may not be exercised more than ten years after the Date of Grant.
     5. Method of Exercise and Payment. To exercise the Option, the Optionee shall deliver to the Company a written notice specifying the number of Shares being purchased accompanied by payment in full of the Exercise Price for the Shares being purchased. The Exercise Price for the Shares purchased upon exercise of the Option shall be payable in full on the exercise date. The method of payment shall be determined by the Administrator at the time of grant from among the following methods (1) payment by cash or check; (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or (3) any combination of the foregoing methods of payment. Such notice shall be given substantially in the form attached hereto as Exhibit A.

     6. Disqualifying Disposition. The Optionee agrees that at the time of any “disqualifying disposition” (within the meaning of Section 422 of the Internal Revenue Code) of the Shares acquired upon exercise of the Option, the Optionee shall pay to the Company (or otherwise make arrangements satisfactory to the Committee for the payment of) the amount of the Federal, state and local and foreign income and employment taxes required, in the Company’s sole judgment, to be collected or withheld with respect to the disqualifying disposition of the Shares acquired upon exercise of the Option. Such amount shall be paid to the Company in cash or by the surrender of that number of whole Shares with a Fair Market Value (valued on the date of exercise) as shall be equal to, but does not exceed, the minimum statutory amounts required to be collected or withheld by the Company with respect to the exercise of the Option.
     7. Transfer of Option. The Option is not transferable (other than by will or the laws of descent and distribution) by the Optionee and is exercisable only by the Optionee during Optionee’s lifetime. The Optionee hereby represents that the Option granted hereunder and the Shares purchased by him pursuant to the exercise of all or any part of this Option are and will be acquired by him for investment and not with a view to the distribution thereof. The Option is granted by the Company in reliance on this representation.
     8. Termination for Cause. In the event that the employment or other relationship underlying the issuance of the Option to the Optionee is terminated for cause, the Option shall be forfeited and terminated immediately and may not thereafter be exercised to any extent.
     9. Termination other than for Cause, Death, Retirement or Disability. In the event that the employment or other relationship underlying the issuance of the Option to the Optionee is terminated for any reason other than cause, or death, Retirement or Disability of the Optionee at a time when the Optionee is entitled to exercise the Option, such Optionee shall have the right to exercise the Option at any time within three months after such termination only as to those Shares which the Optionee was entitled to purchase immediately prior to such termination, unless the Board shall otherwise provide. The granting of the Option to the Optionee does not alter in any way the Company’s right to terminate such person’s employment or other relationship at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.
     10. Death of Optionee. If the Optionee shall die while in the employ of the Company or within a period of three months after the termination, other than for cause, of Optionee’s duties with the Company, at a time when the Optionee is entitled to exercise the Option and Optionee shall not have fully exercised the Option, the Option may be exercised (subject to the condition that no Option shall be exercisable after the expiration of ten years from the date it is granted) at any time within one year after the Optionee’s death, by the executors of administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.
     11. Retirement or Disability of Optionee. If the event of an Optionee’s Retirement or Disability at a time when the Optionee is entitled to exercise the Option, then within three months after Retirement or one year after Disability the Optionee may exercise such Option (subject to the condition that no Option shall be exercisable after the expiration of ten years from the date it is granted) only as to those Shares the Optionee was entitled to purchase immediately prior to such Retirement or Disability.

     12. Adjustment upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, stock distribution, combination, merger, consolidation, rights offering, or any other change in the corporate structure or the Common Stock, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares covered by the Option and in the Exercise Price. Any such adjustment may provide for the elimination of any fractional Shares which otherwise might become subject to the Option without payment therefor.
     13. Modification, Extension and Renewal of Option. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew the Option or accept the surrender of the Option (to the extent not theretofore exercised) and authorize the granting of new options under the Plan in substitution therefor.
     14. General Restriction. If at any time the Board in its discretion shall determine that the listing, registration or qualification of the Shares on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issuance or purchase of Shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.
     15. Sale or Transfer of Shares. Unless a registration statement covering the sale and issuance of the Shares is then in effect, when issued upon exercise of the Option, the Shares will not have been registered for sale under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws. In that case, the Shares may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement under the Act or, in the absence thereof, an opinion of counsel obtained, satisfactory to the Company, that an exemption from such registration is available and the certificate issued to evidence the Shares shall bear an appropriate legend summarizing these restrictions on the disposition thereof.
     16. Amendment. The Board may modify or amend the Option if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option. No amendment of the Option, however, may, without the consent of the Optionee, make any changes which would adversely effect the rights of the Optionee.
     17. No Right of Employment. Nothing contained herein shall confer upon the Optionee any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate his employment at any time for any reason or for no reason.
     18. Miscellaneous.
          (a) Governing Law; Forum. This Agreement shall be governed by the laws of the State of Delaware, notwithstanding any rules regarding choice of law to the contrary of the law of the State of Delaware. Jurisdiction over and venue of any suit arising out of or related to this Agreement shall be exclusively in the state and federal courts sitting in Suffolk County, Massachusetts, and the parties hereby waive any right to object to personal jurisdiction and venue.

          (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee of the Optionee.
          (c) No Third Party Beneficiary. This Agreement is intended solely for the benefit of the parties hereto and does not create or grant any right in a person or entity who is not party to this Agreement.
          (d) Severability. If one or more provisions in this Agreement is held or found to be invalid, illegal or unenforceable in any respect, the provision(s) shall be given effect to the extent permitted by law and the invalidity, illegality or unenforceability shall not affect the validity of the remaining provisions of this Agreement.
          (e) Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior written or oral agreement between the parties with respect to the subject matter hereof. This Agreement shall be considered as drafted equally by the parties and any ambiguity shall not be construed against any party.
          (f) Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.
          (g) Interpretations of this Agreement. All decisions and interpretations made by the Board with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Optionee.
          (h) The Plan. The Optionee acknowledges having received a copy of the Plan. The Option is subject to the provisions of the Plan, all of which are hereby incorporated herein by reference. In the event there is any inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Plan.
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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its behalf by it duly authorized officer, to be effective on the day and year written above.

VUZIX CORPORATION
By:
Name:
Title:

     I, _________, hereby certify that I have read and fully understand the foregoing Incentive Stock Option Agreement. I acknowledge that I have been apprised that it is the intent of the Company that I obtain and retain an equity interest in the Company. I hereby execute this Agreement to indicate my acceptance of the Option and my intent to comply with the terms of this Agreement.
Optionee
Street Address
City                     State           Zip

Exhibit A
_________ ___, 20_________
Vuzix Corporation
75 Town Centre Drive
Rochester, NY 14623
Attention: Secretary
Dear Sir or Madam:
     This is to notify you that I hereby elect to exercise my option to purchase _________ shares of the common stock, par value $0.001 per share, of Vuzix Corporation (the “Company”) granted to me pursuant to the Company’s 2009 Stock Option Plan and the Incentive Stock Option Agreement (the “Agreement”) dated as of _________, 2009. The Exercise Price pursuant to the Agreement, as adjusted, is $           per share or $_________in the aggregate.
     In payment of the full purchase price, I enclose my check in the sum of $_________.

Very truly yours,